EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------


         This EMPLOYMENT AGREEMENT, dated as of April 2, 2007 by and between COACTIVE MARKETING GROUP, INC., a Delaware corporation with its principal place of business at 75 Ninth Avenue, New York, New York 10011 ("Employer") and BRIAN MURPHY, an individual residing at 225 Central Park West, Apt. 1420, New York, New York 10024 ("Employee").

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, Employer operates a sales promotion and marketing services business;

         WHEREAS, Employee and Employer's wholly-owned subsidiary, U.S. Concepts LLC, a Delaware limited liability company ("USC"), are parties to an Employment Agreement, dated as of December 29, 1998 (as amended from time to time, the "Original Employment Agreement") pursuant to which USC currently employs Employee; and

         WHEREAS, Employer desires to employ Employee, and Employee desires to be employed by Employer, on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

         1. Employment. Employer hereby employs Employee and Employee hereby accepts employment by Employer for the period and on the terms and conditions set forth in this Agreement.

         2. Position, Employment Duties and Responsibilities. Employee shall be employed as Vice Chairman of Employer, subject to such reasonable duties and responsibilities granted, and restrictions imposed, by Employer's Chief Executive Officer, and subject to Employer's company policies and procedures. Throughout the term of this Agreement, Employee shall devote his entire working time, energy and skill and best efforts to the performance of his duties hereunder in a manner which will faithfully and diligently seek to further the business and interests of Employer and its subsidiaries. Employee's direct reporting responsibility is to Employer's President and Chief Executive Officer.

         3. Working Facilities. Employee will work out of Employer's office located in New York, New York. Employee shall not be required to relocate his office from New York, New York.

         4.       Compensation and Benefits.
                  -------------------------

                  4.1 Salary. For all of the services rendered by Employee to Employer, Employer shall pay to Employee an annual base salary of three hundred sixty two thousand dollars ($362,000), payable in reasonable periodic installments in accordance with Employer's regular payroll practices in effect from time to time. Employee's salary may be increased (but not decreased) from time to time as the Board of Directors of Employer (the "Board") may determine in its sole discretion.

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                  4.2      Bonus. Employer from time to time may pay Employee
such bonuses or other additional compensation as the Board may determine in its sole discretion, but Employee acknowledges that there is no agreement regarding any such additional payments. Employee may also be eligible to receive bonuses in accordance with the terms and provisions of a management bonus plan that may be established for senior executives of Employer.

                  4.3 Employee Benefits. Employee shall be entitled to participate in and be provided with health insurance, life insurance and other benefit plans and programs offered to and or made available to Employer's employees. In addition, Employee shall be entitled to paid holidays in accordance with Employer's regular policy and twenty days of vacation in each calendar year and reasonable absences for illness. Any vacation time not taken during any calendar year of employment shall not be carried into any subsequent calendar year, and Employer shall not be obligated to pay Employee for any vacation time available to but not used by Employee within the prescribed period.

                  4.4 Travel, Entertainment and Other Business Expenses. During the period of employment pursuant to this Agreement, Employee will be reimbursed promptly for reasonable expenses incurred for the benefit of Employer in accordance with the general policy of Employer. Those reimbursable expenses shall include properly documented, authorized or otherwise reasonably required, travel, entertainment and other business expenses incurred by Employee, other than those expenses related to or in connection with routine commutation to and from Employee's home, in accordance with Employer's general policy.

                  4.5 Deductions. All references herein to compensation to be paid to Employee are to the gross amounts thereof which are due hereunder. Employer shall have the right to deduct therefrom all taxes which may be required to be deducted or withheld under any provision of the law (including, without limitation, social security payments, income tax withholding and any other deduction required by law) now in effect or which may become effective at any time during the term of this Agreement.

         5.       Term; Severance.
                  ---------------

                  5.1 Term. This Agreement shall be for a term of three (3) years, commencing on the date hereof and ending on April 2, 2010, unless sooner terminated as hereinafter provided. The term of this Agreement shall automatically continue after the initial three-year term unless and until either party terminates this Agreement by providing the other party with no less than ninety (90) days prior written notice of termination effective on or after the third anniversary of the date hereof.

                  5.2 Severance. In the event (i) Employer terminates Employee's employment under this Agreement for any reason other than for "Cause" under Section 7, or (ii) Employee terminates his employment under this Agreement for Good Reason (as defined below), Employee shall be entitled to receive aggregate severance payments ("Severance Payments"), equal to Employee's then monthly base salary under Section 4.1, multiplied by the "Service Factor." The

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Service Factor shall be a whole number equal to the number of years (not including fractional years) that have elapsed from the date that Employee initially became an employee of Employer or one of its subsidiaries (i.e., December 29, 1998), and the date Employee's employment is terminated hereunder, provided, however, that the Service Factor shall not be less than six (6) or greater than twelve (12). The Severance Payments shall be paid to Employee in equal monthly installments, each such installment equal to Employee's then monthly base salary under Section 4.1, provided Employee is then in compliance with his obligations under Section 6 of this Agreement. Notwithstanding the foregoing, any amount payable under this Section 5.2 shall be reduced on a dollar-for-dollar basis by the amount Employee earns for providing personal services during the period for which Severance Payments would otherwise be due, and Employee hereby agrees to mitigate the Severance Payments payable hereunder by using reasonable efforts to obtain other employment during such period.

                  5.3 Good Reason. For the purposes hereof, "Good Reason" shall mean the occurrence of any of the following events without Employee's consent: (i) a reduction in Employee's base salary to an amount below $362,000,
(ii) the termination or material reduction of any material employee benefit or perquisite enjoyed by the Employee (other than in connection with the termination or reduction of such benefit or perquisite to all executives of Employer or as may be required by law), (iii) Employer relocates its offices outside of the greater New York metropolitan area requiring Employee to relocate his primary residence in order to perform his duties and responsibilities described herein; or (iv) the failure of Employer to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of Employer within thirty (30) calendar days after the closing of a merger, consolidation, sale or similar transaction. Notwithstanding the foregoing, following written notice from the Employee of any of the events described in (i) through (iii) above, Employer shall have thirty
(30) calendar days in which to cure the alleged conduct. If Employer fails to cure, the Employee's termination shall become effective on the 31st calendar day following such written notice.

         6.       Nondisclosure and Non-Compete.
                  -----------------------------

                  6.1 Definitions. The following words and expressions used in this Agreement shall have the respective meanings hereby assigned to them as follows:

                           (a)      "Affiliate" shall mean any partnership,
firm, corporation, association, trust, unincorporated organization or other entity, that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, Employer.

                           (b)      "Business Associate" shall mean and refer to
any individual, partnership, corporation, associations or other business enterprise in any form which has had in the past, have currently, shall have or be attempting to develop during the Restriction Period a business relationship with Employer or any of its Affiliates as a customer or supplier.

                           (c)      "Customer" shall mean and refer to any past
or current customer of Employer or any of its Affiliates and shall also include those prospective customers who are actively being marketed by Employer or any of its Affiliates during the Term.

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                           (d)      "Competitor" shall mean and refer to any
individual, partnership, corporation, association or other business enterprise in any form, other than Employer and its Affiliates, which at any time during the Restriction Period, either directly or indirectly, (i) engages in the business of promotion marketing and sells to Customers in the Restriction Area or (ii) engages in any other business directly competitive with Employer or any of its Affiliates and sells to Customers in the Restriction Area.

                           (e)      "Confidential Information" shall mean and
refer to all information of Employer and its Affiliates which is not generally known or available to the public or a Competitor (whether or not in written or tangible form), the knowledge of which could benefit a Competitor, including without limitation, all of the following types of information:

                           (i) identities of, and information pertaining to, Customers, Personnel and Business Associates;

                           (ii)     research, projections, financial
                                    information, cost and pricing information, invoices and internal accounting statistics;

                           (iii) product or service development plans and marketing strategies;

                           (iv)     purchasing methods; and

                           (v) trade secrets, or other knowledge or processes of or developed by Employer or any of its Affiliates.

                           (f)      "Confidential Materials" shall mean and
refer to any and all documents, materials, programs, recordings or any other tangible media (including, without limitation, copies or reproductions of any of the foregoing) in which Confidential Information may be contained.

                           (g)      "Personnel" shall mean and refer to any and
all employees, contractors, agents, brokers, consultants or other individuals rendering services to Employer or any of its Affiliates for compensation in any form, whether employed by or independent of Employer or any of its Affiliates.

                           (h)      "Restriction Area" shall mean and refer to
the United States.

                           (i)      "Restriction Period" shall mean and refer to
the period of time, commencing on Employee's date of employment and expiring twelve (12) months after, for any reason whatsoever, (i) the employment relationship between Employee and Employer or any of its Affiliates terminates or (ii) Employee ceases to perform services for Employer or any of its Affiliates, whichever occurs later.

                  6.2      Covenant Not to Compete.
                           -----------------------

                           (a)      During the Restriction Period, Employee
shall not directly or indirectly, own, manage, invest or acquire any economic stake or interest in, or otherwise engage or participate in any manner whatsoever in any Competitor (whether as a proprietor, partner, shareholder,

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investor, manager, director, officer, employee, venturer, representative, agent, broker, independent contractor, consultant, or other participant). Employee, however, shall not be prohibited from owning a passive investment of less than two percent (2%) of the outstanding shares of capital stock or bonds of a corporation, which stock or bonds are listed on a national securities exchange or are publicly traded in the over-the-counter market.

                           (b)      The parties recognize the possibility that
there might be some limited ways, which the parties do not now contemplate, through which Employee might be able to participate in a Competitor, and which pose no risk of harm to the interests of Employer or its Affiliates. If, prior to beginning any such relationship with a Competitor, Employee makes a full disclosure to Employer of the nature of Employee's proposed participation, Employer agrees to evaluate in a timely manner whether it or its Affiliates will suffer any risk of harm to it or their respective interests, and will notify Employee if it has any objection to Employee's proposed participation; provided, however, that Employer's failure to notify Employee shall not be deemed to be an approval of Employee's proposed participation. Employer's determination in this regard shall be final and not subject to review. If Employee fails to make the prior disclosure required by this Section 6.2(b), it shall be conclusively presumed and Employee shall be deemed to have admitted that his participation in a Competitor during the Restriction Period will cause harm to the interests of Employer or its Affiliates.

                  6.3      Covenant Not to Interfere.
                           -------------------------

                           (a)      During the Restriction Period, Employee
shall not, directly or indirectly, solicit, induce or influence, or attempt to induce or influence, any Customer to terminate a relationship which has been formed or is being formed with Employer or any of its Affiliates, or to reduce the extent of, discourage the development of, or otherwise harm its relationship with Employer or any of its Affiliates, including, without limitation, to commence or increase its relationship with any Competitor.

                           (b)      During the Restriction Period, Employee
shall not, directly or indirectly, recruit, solicit, induce or influence, any Personnel of Employer or any of its Affiliates to discontinue, reduce the extent of, discourage the development of, or otherwise harm their relationship or commitment to Employer or its Affiliates, including, without limitation, by employing, seeking to employ or inducing or influencing a Competitor to employ or seek to employ any Personnel of Employer or any of its Affiliates, or inducing an employee of Employer or any of its Affiliates to leave employment by Employer or its Affiliate, as the case may be.

                           (c)      During the Restriction Period, Employee
shall not, directly or indirectly, solicit, induce or influence, or attempt to induce or influence, any Business Associate to discontinue, reduce the extent of, discourage the development of, or otherwise harm its relationship with Employer or any of its Affiliates, including, without limitation, by inducing a Business Associate to commence, increase the extent of, develop or otherwise enhance its relationship with any Competitor, or to refuse to do business with Employer or any of its Affiliates.

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                  6.4      Confidential Information.
                           ------------------------

                           (a)      Duty to Maintain Confidentiality. Employee
shall maintain in strict confidence and duly safeguard to the best of his ability any and all Confidential Information. Employee covenants that Employee will become familiar with and abide by all written policies and rules issued by Employer now or in the future dealing with Confidential Information.

                           (b)      Covenant Not to Disclose, Use or Exploit.
Employee shall not, directly or indirectly, disclose to anyone or use or otherwise exploit for the benefit of anyone, other than Employer and its Affiliates, any Confidential Information.

                           (c)      Confidential Materials. All Confidential
Materials are and shall remain the exclusive property of Employer. No Confidential Materials may be copied or otherwise reproduced, removed from the premises of Employer, or entrusted to any person or entity (other than the Personnel entitled to such materials by authorization of Employer) without prior written permission from Employer.

                  6.5 Employer's Property. Any and all writings, improvements, processes, procedures and/or techniques which Employee may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time during the term of this Agreement, whether during working hours or at any other time and whether at request or upon the suggestion of Employer or any Affiliate thereof, which relate to or are useful in connection with any business now or hereafter carried on or contemplated by Employer or any Affiliate thereof, including developments or expansions of its present fields of operations, shall be the sole and exclusive property of Employer. Employee shall make full disclosure to Employer of all such writings, improvements, processes, procedures and techniques, and shall do everything necessary or desirable to vest the absolute title thereto in Employer. Employee shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings, improvements, processes, procedures and techniques.

         7. Discharge for Cause. Employer may discharge Employee at any time for cause. For purposes of this Agreement, "Cause" shall mean only (a) gross neglect of willful misconduct in the discharge of Employee's duties and responsibilities to Employer, resulting, in either case, in material economic harm to Employer, (b) material and repeated failure to comply with significant corporate policies adopted by, or to obey reasonable and appropriate directions within the scope of Employee's duties from, the Board (after written notice to Employee in reasonable detail and a period of at least twenty (20) days to cure such alleged conduct) which failure has a material adverse effect on the business of Employer, (c) any act of willful misappropriation by Employee of Employer's property or (d) any final conviction or plea of guilty or nolo contendere with respect to a felony crime; provided, however, that prior to any termination, Employer shall notify Employee that it intends to terminate Employee for Cause, which written notice shall specify the act or acts upon which a termination for Cause is based, and, before such termination shall become effective, Employee shall be given the opportunity, within five (5) days of Employee's receipt of such notice, to meet with the Board to discuss such act or acts. If Employer terminates the employment of Employee for Cause, Employee shall be entitled to receive his base salary through the effective date of termination.

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         8.       Consequences Upon Termination.
                  -----------------------------

                  8.1 Payment of Compensation Owed. Upon the termination of Employee's employment and this Agreement for any reason whatsoever, Employer shall promptly pay to Employee all compensation owed to Employee up until the date of termination.

                  8.2 Return of Property. Upon the termination of Employee's employment and this Agreement for any reason whatsoever, Employee shall promptly return to Employer all Confidential Materials in his possession or within Employee's control, all keys, credit cards, business card files and other property belonging to Employer.

         9.       Remedies.
                  --------

                  9.1 Equitable Relief. The parties acknowledge that the provisions and restrictions of Section 6 of this Agreement are reasonable and necessary for the protection of the legitimate interests of Employer and Employee. The parties further acknowledge that the provisions and restrictions of Section 6 of this Agreement are unique, and that any breach or threatened breach of any of these provisions or restrictions by Employee will provide Employer with no adequate remedy at law, and the result will be irreparable harm to Employer. Therefore, the parties agree that upon a breach or threatened breach of the provisions or restrictions of Section 6 of this Agreement by Employee, Employer shall be entitled, in addition to any other remedies which may be available to it, to institute and maintain proceedings at law or in equity, to recover damages, obtain specific performance or a temporary or permanent injunction, without the necessity of establishing the likelihood of irreparable injury or proving damages and without being required to post bond or other security.

                  9.2 Modification of Restrictions; Full Restriction Period. If the Restriction Period, the Restriction Area or the scope of activity restricted in Article 6 should be adjudged unreasonable in any proceeding, then the Restriction Period shall be reduced by such number of months, the Restriction Area shall be reduced by the elimination of such portion thereof or the scope of the restricted activity shall be modified, or any or all of the foregoing, so that such restrictions may be enforced in such area and for such time as is adjudged to be reasonable. If Employee violates any of the restrictions contained in Article 6, the Restriction Period shall not run in favor of Employee from the time of commencement of any such violation until such time as such violation shall be cured by Employee to the reasonable satisfaction of Employer.

                  9.3      Arbitration. Except for the provisions of Sections
9.1 and 9.2 above, any controversy, dispute, or difference arising out of or relative to this Agreement or the breach thereof shall be determined by arbitration in New York City before three arbitrators. The arbitration shall be governed by the Federal Arbitration Act and administered by the American Arbitration Association under its Commercial Arbitration Rules, provided that persons eligible to be selected as arbitrators shall be limited to attorneys-at-law who have practiced law for at least 15 years as an attorney in New York specializing in either general commercial litigation or general corporate and commercial matters. A demand for arbitration under this provision shall be made in writing to the other party within sixty (60) days of the date the party demanding arbitration knew or should have known of the event giving rise to the claim, but in no event more than two (2) years after the event giving rise to the claim, or the claim shall be forever barred. The parties agree that judgment upon any award rendered may be entered in any court having jurisdiction thereof as an enforceable judgment or decree.

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         10.      Consideration for Restrictive Covenants. Employee acknowledges that the execution of this Agreement and compliance with it by Employer shall constitute fair and adequate consideration for Employee's compliance with the restrictive covenants contained in the respective sections of this Agreement.

         11.      Miscellaneous.
                  -------------

                  11.1 Governing Law. This Agreement, its interpretation, performance and enforcement, and the rights and remedies of the parties hereto, shall be governed and construed by the laws of the State of New York applicable to contracts to be performed wholly within New York, without regard to principles of conflicts of laws and without the aid of any canon, custom or rule of law requiring construction against the drafter.

                  11.2 Waiver. A waiver by any party of any condition or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall not be deemed or construed as a further or continuing waiver of any such condition or the breach of any other term, covenant, representation, or warranty set forth in this Agreement.

                  11.3 Additional Restrictions. The restrictions contained in this Agreement are cumulative with, and not in replacement of, any other restrictions to which Employee may otherwise be subject.

                  11.4 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements (including, without limitation, the Original Employment Agreement, which is hereby terminated and of no further force or effect), and contemporaneous understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

                  11.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy, by telegram or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.5):

                           (a)      if to Employer:

                                    CoActive Marketing Group, Inc.
                                    75 Ninth Avenue
                                    New York, New York 10011
                                    Telecopy:  (212) 660-3878
                                    Attention: President

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                           (b)      if to Employee:

                                    16 Beach Lane
                                    Westhampton Beach, New York 11978

                  11.6 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  11.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  11.8 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  11.9 Amendment or Termination. No agreement shall be effective to change, modify, waive, release, amend, terminate, discharge or effect an abandonment of this Agreement, in whole or in part, unless such agreement is in writing, refers expressly to this Agreement and is signed by the party against whom enforcement of the change, modification, waiver, release, amendment, termination, discharge or effectuation of the abandonment is sought.




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                       COACTIVE MARKETING GROUP, INC.


                                       By: /s/ CHARLIE TARZIAN
                                           -------------------------------------
                                           Charlie Tarzian, President and
                                           Chief Executive Officer




                                       /s/ BRIAN MURPHY
                                       -----------------------------------------
                                       Brian Murphy





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